CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

AMENDMENT NO. 8
TO THE
COLLABORATION AGREEMENT

This Amendment No. 8 to the Collaboration Agreement (this “Amendment”) is entered into as of the 19th day of November, 2021 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation with a place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”), and AstraZeneca Collaboration Ventures, LLC, a Delaware limited liability company with a place of business at 1800 Concord Pike, Wilmington, Delaware 19850 (“Partner”). Amgen and Partner are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Amgen and Partner entered into that certain Collaboration Agreement, dated as of March 30, 2012, as amended by Amendment No.1 to the Collaboration Agreement, dated October 1, 2014, as further amended by Amendment No.2 to the Collaboration Agreement and Release, dated May 2, 2016, as further amended by Amendment No.3 to the Collaboration Agreement, dated May 27, 2016, as further amended by Amendment No.4 to the Collaboration Agreement, dated October 2, 2016, and as further amended by Amendment No.5 to the Collaboration Agreement, dated January 31, 2018, and as further amended by Amendment No. 6 to the Collaboration Agreement, dated May 15, 2020 and as further amended by Amendment No. 7 to the Collaboration Agreement, dated December 17, 2020 (collectively, the “Agreement”);

WHEREAS, the Parties have been [***], and the Parties have agreed to include AZD8630 under the Collaboration Agreement, and in connection with the foregoing, Amgen and Partner wish to amend certain portions of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree to amend the Agreement as follows:
ARTICLE 1 - AMENDMENT

Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

1.1Acknowledgement. The Parties hereby acknowledge and agree that (a) notwithstanding Sections 9.4 and 7.2.8.2 of the Agreement, [***], (b) in accordance with Section 9.3.3 (Inclusion) of the Agreement, all Development Costs and General Costs for AZD8630 and all Net Revenues for AZD8630 shall be shared on a [***] basis, and (c) Partner shall be the Development Lead/Designated Regulatory Party, the Manufacturing Lead and the Commercial Lead for AZD8630. The Parties further acknowledge that either Party shall be permitted to conduct non clinical research and development on a Distracting Product pursuant to Section 9.4, and the Parties shall be permitted to use Amgen Intellectual Property, Partner Intellectual Property and Program Intellectual Property in such nonclinical research and development. The Parties acknowledge that [***].

1.2Amendment to Certain Schedules. The Parties hereby agree that the following schedules to the Agreement are hereby deleted in their entirety and replaced with the schedules set forth in Appendix I attached hereto:
•Development/Commercial Lead Schedule;
•Products Schedule; and
•Stage 1 Clinical Trial Schedule.
1.3Amendment to Definition of “General Costs”. The Parties hereby agree that, following the Amendment Effective Date, Section 1.65.7 of the Agreement shall be deleted in its entirety and replaced with the following:
“1.65.7 all costs incurred in connection with Prosecution and Maintenance of Amgen Intellectual Property, Partner Intellectual Property and Program Intellectual Property in accordance with Section 10.6 (Prosecution and Maintenance) within or materially related to the Collaboration Scope;”
1.4Manufacturing Lead. The Parties hereby agree that, notwithstanding the provisions of Section 4.1 (Allocation of Manufacturing Responsibility) of the Agreement to the contrary, Partner shall be the initial Manufacturing Lead for AZD8630, and the provisions of Section 4.1 will apply mutatis mutandis.
1.5Distribution Lead/Amendment to Section 4.4 (Distribution). From and after the Amendment Effective Date, Section 4.4 (Distribution) is hereby amended to add the following language immediately after the third sentence in Section 4.4:
“Notwithstanding the foregoing, the Parties agree that, for the commercialization of AZD8630, Partner will be the Distribution Party in all countries, and will be entitled to book sales of AZD8630 worldwide. The allocation of roles and responsibilities for the commercialization of AZD8630 will be as set forth in Section 5.4.”
1.6Amendment to Section 5.4 (All Sales by Distribution Party). From and after the Amendment Effective Date, Section 5.4 (All Sales by Distribution Party) is hereby amended to add the following language immediately after the fifth sentence in Section 5.4:
“Notwithstanding the foregoing, with respect to AZD8630 the Parties agree that a commercialization structure will be agreed by the Parties at least [***] years prior to anticipated first commercial launch of AZD8630 that is generally consistent with the roles and responsibilities as agreed by the Parties in the commercialization framework for Tezepelumab in asthma that was ratified by the JSC in May 2020, provided, that [***].
1.7Amendment to Section 7.2.8.2. From and after the Amendment Effective Date, Section 7.2.8.2 is hereby amended to add the following language immediately after the first sentence and the Inventorship Margin table:
“Notwithstanding the foregoing, for AZD8630 no Inventorship Margin is applicable.”

1.8Amendment to Section 10.6.3. From and after the Amendment Effective Date, Section 10.6.3 is hereby amended to add the following language immediately after the third sentence in Section 10.6.3:
“Notwithstanding the foregoing, solely with respect to AZD8630, subject to the provisions of Section 2.10 (Patent Coordinators), Partner will have the first right (but not the obligation) to control, through outside counsel, and have final decision making authority (after consultation with Amgen in accordance with the terms and conditions of this Agreement) with respect to the Prosecution and Maintenance of the Patents and Product Trademarks within the Program Intellectual Property (the “Program Patents and Trademarks”), and with respect to preparation and filing for any Patent Extensions. If Partner desires to abandon the prosecution of a Program Patent or Trademark, then it will inform Amgen thereof in writing with sufficient advance notice to reasonably enable Amgen to assume the filing or prosecution of such Program Patent or Trademark (but in no event later than [***] days prior to the next deadline for any action that may be taken with respect such Program Patent or Trademark with the U.S. Patent and Trademark Office or any non-U.S. patent office) at Amgen’s non-reimbursable cost.”
1.9Amendment to Section 10.8. From and after the Amendment Effective Date, Section 10.8 is hereby amended to delete all language following the third sentence and add the following language immediately after the third sentence in Section 10.8:
“Notwithstanding the foregoing, solely with respect to AZD8630, Partner will have the first right (but not the obligation) to enforce the Program Intellectual Property against any Third Party that is developing, manufacturing, selling, or importing a product or service that competes with AZD8630; provided, that Amgen will have the right to approve in writing any settlement of any claim, suit or action involving its intellectual property that admits the invalidity or unenforceability of its intellectual property or imposes on Amgen restrictions or obligations. If Partner fails to bring any such action or proceeding within forty-five (45) days (or twenty-five (25) days in the case of an action brought under the Biologics Price Competition and Innovation Act of 2009 (or any amendment or successor statute thereto) or within the time frame of any other relevant regulatory or statutory framework that may govern) of a request by Amgen to do so (or, if sooner, five (5) days before the time limit, if any, set forth in the relevant laws and regulations for the filing of such actions), or earlier notifies Amgen in writing of its intent not to bring such action or proceeding, then Amgen will have the right (but not the obligation) to bring any such action or proceeding by counsel of its own choice; provided, that Partner will have the right to approve in writing any settlement of any claim, suit or action involving its intellectual property that admits the invalidity or unenforceability of its intellectual property or imposes on Partner restrictions or obligations. The non-enforcing Party will reasonably assist the enforcing Party with respect to any such enforcement in the Collaborative Territory, including, in the event that it is determined that the non-enforcing Party is an indispensable Party to such action, by being named as a Party in such action, and cooperate in any such action at the enforcing Party´s request. Without limiting the foregoing, the enforcing Party will keep the non-enforcing Party advised of all material communications, actual and prospective filings or submissions regarding such action, and will provide the non-enforcing Party copies of and an opportunity to review and comment on any such material communications, filings and submissions (provided, that the enforcing Party will have the right to redact any manufacturing information and any information relating to any product other than Products from any such materials).

Solely with respect to AD8630, all Recoveries will be retained by or paid to Partner (whether Partner is the enforcing Party or not), but to the extent such Recoveries were obtained with respect to AZD8630 or a product that competes directly with AZD8630, the same shall be included in the Net Revenues for the period in which such Recovery is made. With respect to all Products other than AZD8630, all Recoveries will be retained by or paid to Amgen (whether Amgen is the enforcing Party or not), but to the extent such Recoveries were obtained with respect to a Product or product that competes directly with a Product, the same shall be included in Net Revenues for the period in which such Recovery is made.”
1.10    Amendment to Section 11.2 (Authorized Disclosure). From and after the Amendment Effective Date, Section 11.2 (Authorized Disclosure) is hereby amended to (x) delete the word “and” immediately prior to subclause (v) and (y) add the following words immediately after the words “to the extent mutually agreed by the parties” in subclause (v):
“ and (vi) to such Party’s actual or potential acquirers, investment bankers or other financial advisors, or actual or potential investors, lenders or other financial partners, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; provided that, with respect to any potential acquirers, actual or potential investors, lenders or financial partners of such Party that are biopharmaceutical companies such Party shall only be permitted to share a copy of this Agreement and related financial information; provided further, that, prior to any such disclosure, each such disclosee is bound by written obligations of confidentiality, non-disclosure, and non-use at least as restrictive as the obligations set forth in this Article XII to maintain the confidentiality thereof and not to use or disclose such Confidential Information except as expressly permitted by this Agreement.”
1.11    Addition of a Section 11.7 (Data Privacy). From and after the Amendment Effective Date, a new Section 11.7 is hereby added as follows:
11.7    Data Privacy. The Parties shall comply with the requirements listed in the Data Privacy Schedule when Personal Data (as defined in said schedule) related to a Product is transferred, acquired or Processed (as defined in said schedule) by Amgen or Partner.
1.12    Amendment to Section 14.6.3. From and after the Amendment Effective Date, the phrase “10.5 (License Grant by Partner) (only with respect to the third sentence thereof)” contained in the first sentence of 14.6.3 shall be amended to read as follows:
“10.5 (License Grant by Partner (only with respect to the third sentence thereof, and for AZD8630 only with respect to the transition period referenced in clause (vii) of Section 14.6.1.3 (Transition)).”

ARTICLE 2 – REFERENCE TO AND EFFECT ON THE AGREEMENT
2.1    Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.

2.2    Effectiveness of Amendment. Upon execution and delivery of this Amendment by both Parties, the amendments set forth above in sections 1.2 - 1.12 shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.
2.3    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either Party under the Agreement, nor constitute a waiver of any provision of the Agreement.
ARTICLE 3 – MISCELLANEOUS
3.1    Governing Law. This Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Amendment will be exclusively conducted in the English language. The United Nations Convention for the International Sale of Goods will not apply to the transactions contemplated herein.
3.2    Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.
3.3    Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature page follows]

IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

ASTRAZENECA COLLABORATION VENTURES, LLC		AMGEN INC.
By:	/s/ Richard J. Kenny	By:	/s/ Murdo Gordon
Name:	Richard J. Kenny	Name:	Murdo Gordon
Title:	Assistant Secretary	Title:	EVP Global Commercial Operations

Appendix I
Schedules

Schedule
Development/Commercial Lead

Amgen	Partner
AMG827	AMG139
AMG557	AMG157
AMG570	AMG181
AZD8630

AMG827 Respiratory-

1Specifically with regard to AMG827 at the global level, the Parties will work closely through the JPT on the commercial strategy for the Respiratory market for AMG827 with Amgen taking the primary responsibility for [***].
2The Parties will [***].
3The Parties will cooperate to ensure that [***] is made available to the JPT at both the global and regional level.
4This arrangement will be noted in the press release and other approved communications as [***] or with words of similar import.

AMG570-
The Parties hereby agree that Amgen shall be the initial Development Lead and Commercial Lead for AMG570. The Parties shall [***] provided that, in the event that the Parties are unable to [***] if it elects to do so.

Schedule “Data Privacy” Omitted from Amendment No. 8 to the Collaboration Agreement

Pursuant to Regulation S-K, Item 601(a)(5), Schedule “Data Privacy” to Amendment No. 8 to the Collaboration Agreement, as listed below, has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Schedule
Data Privacy

Schedule
Products

Product
AMG 139
AMG 157
AMG 181
AMG 557
AMG 827
AMG 570
AZD8630

Schedule
Stage 1 Clinical Trial

Product	Stage 1 Clinical Trial
AMG139	[***]
AMG157	[***]
AMG181	[***]
AMG557	[***]
AMG827	[***]
AMG570	[***]
AZD8630	[***]